                                                                     Exhibit 4.6

                                                                  Execution Copy


================================================================================







                  LIMITED PARTNER PLEDGE AND SECURITY AGREEMENT


                          Dated as of November 1, 1999


                                       by


                             TENASKA GEORGIA I, L.P.


                                       to


                            THE CHASE MANHATTAN BANK,


                               as Collateral Agent







================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
Section 1.        DEFINED TERMS..................................................................................2
Section 2.        PLEDGE.........................................................................................2
Section 3.        SECURITY FOR OBLIGATIONS.......................................................................3
Section 4.        REPRESENTATIONS AND WARRANTIES.................................................................3
Section 5.        SUPPLEMENTS, FURTHER ASSURANCES................................................................5
Section 6.        RIGHTS OF PLEDGOR; ETC.........................................................................5
                  (a)   Generally................................................................................5
                  (b)   Distributions............................................................................5
                  (c)   Amounts Wrongfully Received Held in Trust................................................6
Section 7.        COVENANTS......................................................................................6
Section 8.        COMPLIANCE WITH CERTIFICATE REQUIREMENTS REGARDING SUBSTANTIVE CONSOLIDATION...................7
Section 9.        COLLATERAL AGENT MAY PERFORM...................................................................7
Section 10.       REASONABLE CARE................................................................................7
Section 11.       NO LIABILITY...................................................................................8
Section 12.       REMEDIES UPON A TRIGGER EVENT..................................................................8
Section 13.       PURCHASE OF THE PLEDGED COLLATERAL.............................................................9
Section 14.       EXPENSES.......................................................................................9
Section 15.       NO WAIVER......................................................................................9
Section 16.       AMENDMENTS, ETC...............................................................................10
Section 17.       RELEASE.......................................................................................10
Section 18.       NOTICES.......................................................................................10
Section 19.       CONTINUING SECURITY INTEREST..................................................................10
Section 20.       SECURITY INTEREST ABSOLUTE....................................................................10
Section 21.       INDEMNITY.....................................................................................11
Section 22.       OBLIGATIONS SECURED BY PLEDGED COLLATERAL.....................................................12
Section 23.       SEVERABILITY..................................................................................12
Section 24.       COUNTERPARTS; EFFECTIVENESS...................................................................12
Section 25.       REINSTATEMENT.................................................................................12



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
Section 26.       WAIVER OF SUBROGATION; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.......................13
Section 27.       GOVERNING LAW; TERMS..........................................................................13
Section 28.       RECOURSE LIMITED TO PLEDGED COLLATERAL........................................................14
Section 29.       AUTHORITY OF COLLATERAL AGENT.................................................................14
Section 30.       CONFLICTS WITH THE COLLATERAL AGENCY AGREEMENT................................................14

Exhibit A         Certificate(s)

                                 LIMITED PARTNER
                          PLEDGE AND SECURITY AGREEMENT


         LIMITED PARTNER PLEDGE AND SECURITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT") dated as of November 1, 1999, made by TENASKA GEORGIA I, L.P., a Delaware limited partnership (together with its successors and assigns, the "PLEDGOR") and the limited partner of Tenaska Georgia Partners, L.P., a Delaware limited partnership (together with its successors and assigns, the "PARTNERSHIP"), to THE CHASE MANHATTAN BANK, as collateral agent (together with its successors in such capacity, the "COLLATERAL AGENT") and grantee hereunder for the benefit of the Senior Parties. Terms used and not otherwise defined herein shall have the meanings ascribed to them in the Common Agreement.


                              W I T N E S S E T H :



                  WHEREAS, the Partnership proposes to develop, construct, operate and maintain a 936 MW (nominal rating) natural gas-fired simple-cycle electric generating plant in Heard County, Georgia (the "PROJECT").


                  WHEREAS, the Partnership intends to finance the development, construction and start-up of the Project, through the issuance of certain bonds (the "BONDS") pursuant to a trust indenture, dated as of November 1, 1999 between the Partnership and The Chase Manhattan Bank, as Trustee (the "INDENTURE").


                  WHEREAS, the Project will be owned by the Development Authority of Heard County, Georgia, a public corporation created and existing under the laws of the State of Georgia (the "AUTHORITY"), and will be leased to the Partnership pursuant to a Lease Agreement dated as of November 1, 1999 between the Authority and the Partnership.


                  WHEREAS, the Authority will issue its Industrial Development Bonds (the "AUTHORITY BONDS") pursuant to a trust indenture, dated as of November 1, 1999 between the Authority and The Chase Manhattan Bank, as Authority Trustee (the "AUTHORITY INDENTURE").


                  WHEREAS, the Authority Bonds will be purchased by the Partnership and pledged to the Collateral Agent, along with certain other Collateral to secure the obligations of the Partnership under the Bonds.

                  WHEREAS, the Collateral Agent, the Partnership and others are entering into the Security Documents, pursuant to which the Collateral Agent, acting on behalf of the Senior Parties, will obtain a continuing Lien on and perfected security interest in the Collateral; and

                  WHEREAS, the Senior Parties, the Authority and the Partnership have entered into a Collateral Agency and Intercreditor Agreement, dated as of November 1, 1999 (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof, the "COLLATERAL AGENCY AGREEMENT"), to set forth their mutual understanding with respect to (a) the exercise of certain rights, remedies and options by the respective parties thereto under the above described documents, (b) the priority of their respective security interests created by the Security Documents, (c) the appointment of the Collateral Agent as collateral agent, and (d) the appointment of the Depositary Bank to hold and administer money deposited in accounts established thereunder and funded with, among other things, proceeds of insurance and condemnation, and certain revenues of the Project under the Project Documents.

         WHEREAS, as additional security for the Obligations, the Pledgor desires to grant to the Collateral Agent a Lien on and security interest in the Pledged Collateral;


         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Collateral Agent as follows:



         Section 1. DEFINED TERMS. As used herein, the following capitalized terms are defined as follows:

         "DEFAULT RATE" means the interest rate applicable to the Initial Bonds PLUS 1%.

         "EXPENSES" shall have the meaning ascribed thereto in SECTION 21(A).

         "INVESTMENT GRADE ENTITY" shall mean any partnership, corporation or wholly-owned subsidiary or one hundred percent (100%) owned affiliate thereof having securities rated BBB- or higher by S&P or Baa3 or higher by Moody's or equivalent or higher rating by a nationally recognized rating agency or such other entity reasonably acceptable to the Collateral Agent.

         "OBLIGATIONS" means (i) all Senior Debt, and (ii) the Pledgor's obligations hereunder.

         "PLEDGED COLLATERAL" shall have the meaning ascribed thereto in SECTION 2.


         Section 2. PLEDGE. As security for the Obligations and subject to and in accordance with the provisions of this Agreement, including without limitation SECTION 6 hereof, the Pledgor hereby pledges, grants, assigns, hypothecates, transfers and delivers to the Collateral Agent, for its benefit and the benefit of the Senior Parties, a first priority security interest in the following (the "PLEDGED COLLATERAL"):

                  (i) all of the Pledgor's limited partnership interests in the Partnership, whether now owned or hereafter acquired;

                  (ii) the right to receive all monies and property representing a distribution in respect of the property described in the preceding clause (i), whether now owned or hereafter acquired; and

                  (iii) all proceeds, products and accessions of and to any of the property described in the preceding clauses (i) and (ii), whether now owned or hereafter acquired;

PROVIDED, HOWEVER, that notwithstanding any of the foregoing, (x) the Collateral Agent shall not acquire any interest in any of Pledgor's obligations contained in the Partnership Agreement, and (y) the Collateral Agent hereby releases its security interest in any monies, property or other distributions received or receivable by the Pledgor in respect of its interests in the Partnership in the absence of a Trigger Event that has occurred and is continuing, and the Collateral Agent agrees that such security interest is hereby released.


         Section 3. SECURITY FOR OBLIGATIONS. This Agreement secures, and the property described in SECTION 2 above is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), of all Obligations now or hereafter existing.


         Section 4. REPRESENTATIONS AND WARRANTIES. As of the date hereof, the Pledgor represents and warrants as follows:

                  (a) The Pledgor is the sole legal and beneficial owner of the Pledged Collateral free and clear of any Lien other than the Lien created pursuant to this Agreement. No security agreement, financing statement or other public notice with respect to all or any part of the Pledged Collateral is on file or of record in any public office, except such as may have been filed in favor of the Collateral Agent pursuant to this Agreement.

                  (b) The Pledgor is a limited partnership duly organized and validly existing under the laws of the State of Delaware, and is qualified to own, lease, or hold property and transact business in every jurisdiction where the ownership of its property and the nature of its business as currently conducted and as contemplated to be conducted require it to be qualified and where the failure to be so qualified would have a material adverse effect on the Pledgor.

                  (c) The Pledgor has full power, authority and legal right to enter into this Agreement and to perform its obligations hereunder and to pledge all of the Pledged Collateral pursuant to this Agreement. The pledge of the Pledged Collateral pursuant to this Agreement has been duly authorized by the Pledgor. This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar Laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  (d) No consent of any other party (including, without limitation, stockholders, the general or limited partners or creditors of the Pledgor) and no Governmental Approval is required which has not been obtained either (i) for the execution, delivery and performance by the Pledgor of this Agreement, (ii) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement, or (iii) for the exercise by the Collateral Agent of the rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement unless failure to so obtain, maintain or comply with such Governmental Approval or consent would not reasonably be expected to result in a Material Adverse Effect (except as may be required (x) in connection with any disposition of all or any part of the Pledged Collateral under any Laws affecting the offering and sale of securities generally, (y) under applicable federal and state Laws, rules and regulations and applicable interpretations thereof providing for the supervision or regulation of the banking or trust businesses generally and applicable to the Collateral Agent or any Senior Party, and (z) with respect to the Collateral Agent or any Senior Party as a result of any relationship which such Person may have with Persons not parties to, or any activity or business such Person may conduct other than pursuant to, any of the Financing Documents).

                  (e) The execution and delivery of this Agreement concurrently with the filing of UCC-1 financing statements with the Secretary of State of the States of Nebraska and Delaware create a valid and perfected first priority security interest in the Pledged Collateral securing the payment of the Obligations.

                  (f) The Pledgor is the only limited partner of the Partnership.

                  (g) The execution, delivery and performance of this Agreement will not (i) require any consent or approval of the Executive Review Committee of the Pledgor which has not been obtained; (ii) violate the provisions of the Pledgor's governing documents; (iii) violate the provisions of any Law (including, without limitation, any usury Laws), regulation or order of any Governmental Authority applicable to the Pledgor or the Partnership; (iv) result in a breach of or constitute a default under any material agreement relating to the management or affairs of the Pledgor or the Partnership, or any material indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Pledgor or the Partnership is a party or by which the Pledgor or the Partnership or any of their material properties may be bound (which default or breach has not been permanently waived by the other party to such document); or (v) result in or create any Lien (other than Permitted Liens) under, or require any consent which has not been obtained under any material indenture or loan or credit agreement or any other material agreement, instrument or document, or the provisions of any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority binding upon the Pledgor or the Partnership or any of their properties.

                  (h) There are no proceedings and there is no action, suit or proceeding at law or in equity or by or before any Governmental Authority, arbitral tribunal or other body now pending against the Pledgor which, singly or in the aggregate could reasonably be expected to have a Material Adverse Effect or, to the best knowledge of the Pledgor, threatened against the Pledgor or the Partnership which questions the validity or legality of or seeks damages in connection with this Agreement.

                  (i) The chief executive office of the Pledgor and the office where the Pledgor keeps its records concerning the Partnership and the Project and all contracts relating thereto is located at 1044 North 115th Street, Suite 400, Omaha, Nebraska 68154. The Pledgor shall not establish a new location for its chief executive office or change its name until (i) it has given to the Collateral Agent not less than sixty (60) days prior written notice of its intention so to do, clearly describing such new location or specifying such new name, as the case may be, and (ii) with respect to such new location or such new name, as the case may be, it shall have taken all action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Pledged Collateral intended to be granted hereby at all times fully perfected and in full force and effect.


         Section 5. SUPPLEMENTS, FURTHER ASSURANCES. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.


         Section 6. RIGHTS OF PLEDGOR, ETC.(a) GENERALLY. The Pledgor shall be entitled to exercise any and all rights, if any, pertaining to the Pledged Collateral or any part thereof (including, without limitation, the right to manage and direct the affairs of the Partnership and the right to receive distributions in respect of its partnership interest) so long as no Trigger Event shall have occurred and be continuing.

         (b) DISTRIBUTIONS. Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive and retain any and all distributions paid in respect of the Pledged Collateral in compliance with the terms of the Collateral Agency Agreement; PROVIDED, HOWEVER, that any and all

                  (i) distributions paid or payable in respect of any Pledged Collateral (whether paid in cash, securities or other property) in connection with a partial or total liquidation or dissolution of the Partnership (other than in connection with any deemed liquidation on account of a termination of the Partnership under Section 708(b)(1)(B) of the Code), and

                  (ii) all property (whether cash, securities or other property) paid, payable or otherwise distributed in redemption of, or in exchange for, the property described in SECTION 2(i) above, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and PROVIDED FURTHER THAT if the circumstances in Section 3.9(b) of the Collateral Agency Agreement exist then the Pledgor shall be entitled to retain and receive any and all of the distributions in accordance with the provisions thereof. Upon the occurrence and during the continuance of a Trigger Event, all rights of the Pledgor to receive the distributions which it would otherwise be authorized to receive and retain pursuant to the preceding sentence shall cease, and all such rights shall thereupon become vested in the Collateral Agent which shall thereupon have the sole right to receive and hold as Pledged Collateral such distributions; PROVIDED that, notwithstanding anything herein to the contrary, if such Trigger Event is cured or waived, any such distribution previously paid to the Collateral Agent shall, upon request of the Pledgor, be returned to the Pledgor.


         (c) AMOUNTS WRONGFULLY RECEIVED HELD IN TRUST. All distributions and other amounts which are received by the Pledgor contrary to the provisions of
SECTION 6(b) above shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).


         Section 7. COVENANTS.

                  (a) The Pledgor agrees that without the consent of the Collateral Agent it will not (i) sell or otherwise dispose of the Pledged Collateral or any interest therein unless subject to the lien of this Agreement and otherwise not prohibited by or resulting in a Default or Event of Default under the provisions of the Common Agreement, and (ii) except for Permitted Liens, create or permit to exist any Lien upon or with respect to any of the Pledged Collateral or any interest therein.

                  (b) Except for transfers of Partnership interests not prohibited by, and not giving rise to a Default or Event of Default under this Agreement or the Common Agreement, the Pledgor agrees that it will not authorize or cause the Partnership to issue any Partnership interest to any other party without prior written consent from the Collateral Agent. The Pledgor agrees that it will pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional limited partnership interests issued to it by the Partnership.

                  (c) The Pledgor shall preserve and maintain (i) its legal existence, as a limited partnership in good standing under the Laws of the State of Delaware and (ii) its qualification to do business in every jurisdiction where the ownership of its property and the nature of its business require it to be so qualified and where the failure to be so qualified would have a material adverse effect on the Pledgor.

                  (d) Until such time as there shall be no Bonds Outstanding under the Indenture, the Pledgor (i) shall limit its purpose to the holding and management of the Pledged Collateral; (ii) shall not create or incur or suffer to exist any Indebtedness; and (iii) shall not enter into any transaction of merger or consolidation, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution).

                  (e) The Pledgor shall pay or cause to be paid and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, could reasonably be expected to become a material Lien (other than a Permitted

Lien) upon the Pledged Collateral, unless such matters are being challenged by the Pledgor or the Partnership in good faith and by appropriate proceedings diligently conducted. The Pledgor will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, assessment, charge, levy or claim and cause the same to be satisfied of record.

                  (f) Subject to SECTION 7 hereof, the Pledgor shall remain a limited partner of the Partnership and shall not withdraw from the Partnership without the written approval of the Collateral Agent.


                  (g) The Pledgor hereby agrees that it will give S&P (or cause the Partnership to give S&P) prior written notice of any amendment to the Partnership Agreement that will (i) affect the actions for which unanimous approval or consent of the general partners is required, or (ii) reduce the vote required for the actions which currently require the unanimous approval or consent of the general partners.


         Section 8. COMPLIANCE WITH CERTIFICATE REQUIREMENTS REGARDING SUBSTANTIVE CONSOLIDATION.

         The Pledgor will not take any action or omit to take any action if such action or omission would be inconsistent with the certifications made in the Certificate(s) listed in Exhibit A hereto; except for any such action or omission as to which the Pledgor shall have received a reasoned opinion of counsel to the Partnership (and shall have delivered a copy thereof to the Collateral Agent) to the effect that, after giving effect to such action or omission, and subject to customary qualifications and exceptions, in a bankruptcy proceeding involving Tenaska Energy, Inc., the assets and liabilities of the Partnership should not be consolidated with those of Tenaska Energy, Inc.


         Section 9. COLLATERAL AGENT MAY PERFORM. If the Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent, including the fees and expenses of its counsel, incurred in connection therewith shall be payable by the Pledgor under SECTION 14 hereof.


         Section 10. REASONABLE CARE. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent accords its own property of the type of which the Pledged Collateral consists, it being understood that the Collateral Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral absent its gross negligence and willful misconduct.





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

         Section 11. NO LIABILITY. None of the Collateral Agent or the Senior Parties or any of their directors, officers, employees or agents shall be deemed to have assumed any of the liabilities or obligations of a partner of the Partnership as a result of the pledge and security interest granted under or pursuant to this Agreement. None of the Collateral Agent or the Senior Parties or any of their directors, officers, employees or agents shall be liable for any failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.


         Section 12. REMEDIES UPON A TRIGGER EVENT. If a Trigger Event shall have occurred and be continuing:


                  (a) (i) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") then in effect in the State of New York, or unless prohibited by applicable Law or the Uniform Commercial Code then in effect in any other applicable jurisdiction, and the Collateral Agent may also, upon the direction of the Required Senior Parties, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at a public or private sale or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may reasonably deem commercially reasonable (as directed by the Required Senior Parties), irrespective of the impact of any such sales on the market price of the Pledged Collateral at any such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by Law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by Law, at least ten (10) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent shall incur no liability as a result of the sale of the Pledged Collateral, or any part thereof, at any public or private sale. The Pledgor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale, if commercially reasonable, was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

                       (ii) The Pledgor recognizes that the Collateral Agent may elect, upon the direction of the Senior Parties, to sell all or a part of the Pledged Collateral to one or more purchasers in privately negotiated transactions in which the purchasers will be obligated to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act")), and the Pledgor and the Collateral Agent agree that such private sales shall be made in a commercially reasonable manner and that the Collateral Agent has no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral to permit the issuer thereof to register the Pledged Collateral for a form of public sale requiring registration under the Securities Act.

                  (b) Any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall, as soon as reasonably practicable, be applied (after payment of any amounts payable to the Collateral Agent pursuant to SECTION 14) by the Collateral Agent FIRST to the payment of the costs and expenses of such sale, collection or other realization, if any, including reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith; and SECOND to the payment of the Obligations in accordance with the terms of the Collateral Agency Agreement; and THEN, all remaining amounts shall promptly be paid to the Pledgor.


         Section 13. PURCHASE OF THE PLEDGED COLLATERAL. The Pledgor may be a purchaser of the Pledged Collateral or any part thereof or any right or interest therein at any sale thereof, whether pursuant to foreclosure, power of sale or otherwise hereunder and the Collateral Agent may apply the purchase price to the payment of the Obligations secured hereby. Any purchaser of all or any part of the Pledged Collateral shall, upon any such purchase, acquire good title to the Pledged Collateral so purchased, free of the security interests created by this Agreement.


         Section 14. EXPENSES. The Pledgor will, upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, and any transfer taxes, in each case payable upon sale of the Pledged Collateral, which the Collateral Agent may incur in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral pursuant to the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (ii) the failure by the Pledgor to perform or observe any of the provisions hereof, together with interest thereon from the date of demand at the rate per annum equal to the Default Rate. Any amount payable by the Pledgor pursuant to this SECTION 14 shall be payable on demand and shall constitute Obligations secured hereby.


         Section 15. NO WAIVER. No failure or delay on the part of the Collateral Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right, power or remedy. The remedies herein provided are to the fullest extent permitted by Law cumulative and are not exclusive of any remedies provided by Law. No notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.


         Section 16. AMENDMENTS. ETC. No waiver, amendment, modification or termination of any provision of this Agreement, or consent to any departure by the Pledgor therefrom, shall in any event be effective without the written concurrence of the Collateral Agent and none of the Pledged Collateral shall be released without the written consent of the Collateral Agent. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


         Section 17. RELEASE. Upon the Maturity Date, the Collateral Agent, upon request by the Pledgor, shall execute and deliver all such documentation necessary to release the liens created pursuant to this Agreement.


         Section 18. NOTICES. Any notice to the Collateral Agent shall be deemed effective only if sent to and received at the office of the Collateral Agent at 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Annette
M. Marsula, International & Project Finance Service Delivery or sent by confirmed telecopy to telecopy number (212) 946-8178. Any notice to the Pledgor hereunder shall be deemed to have been duly given only if sent to and received at the office of the Pledgor at 1044 North 115th Street, Suite 400, Omaha, Nebraska 68154, Attention: Managing General Partner, or sent by confirmed telecopy to telecopy number (402) 691-9550, or at such other address of which such Person shall have notified in writing the party giving such notice.


         Section 19. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing Lien in the Pledged Collateral until the release thereof pursuant to
SECTION 17 hereof. The Collateral Agent may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person or entity in accordance with the Indenture, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Collateral Agent herein or otherwise.


         Section 20. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of any of the Financing Documents, the Project Documents or any other agreement or instrument relating thereto (other than against the Collateral Agent);

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Financing Documents, the Project Documents or any other agreement or instrument relating thereto;

                  (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Obligations; or

                  (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor.


         Section 21. INDEMNITY. (a) The Pledgor agrees to indemnify, reimburse and hold the Collateral Agent and the Senior Parties and their respective officers, directors, employees and agents (each individually, an "INDEMNITEE," and collectively, "INDEMNITEES") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable attorneys' fees and disbursements) (such expenses, for purposes of this SECTION 21, hereinafter "EXPENSES") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to this Agreement or the Pledged Collateral and arising out of (i) this Agreement or the documents executed in connection herewith or in any other way connected with the administration of the transactions contemplated hereby, or the enforcement of any of the terms hereof, or the preservation of any rights hereunder, (ii) the ownership, purchase, delivery, control, acceptance, financing, possession, condition, sale, return or other disposition, or use of, the Pledged Collateral (including, without limitation, latent or other defects, whether or not discoverable), (iii) the violation of the Laws of any country, state or other governmental body or unit, (iv) any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person including any Indemnitee), or property damage, or (v) any contract claim, excluding in all cases those Expenses, claims and liabilities finally judicially determined to have arisen solely from the gross negligence or willful misconduct of any Indemnitee. Each Indemnitee agrees to use its best efforts to promptly notify the Pledgor of any assertion of any such liability, damage, injury, penalty, claim, demand, action, judgment or suit of which such Indemnitee has knowledge.

                  (b) Without limiting the application of SECTION 21(a), the Pledgor agrees to pay, or reimburse the Collateral Agent for any and all reasonable fees, costs and Expenses of whatever kind or nature incurred in connection with the creation, preservation, protection or validation of the Collateral Agent's Liens on, and security interest in, the Pledged Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Pledged Collateral, premiums for insurance with respect to the Pledged Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Pledged Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Pledged Collateral.

                  (c) Without limiting the application of SECTION 21(a), the Pledgor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, reasonable costs, damages and reasonable expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any failure of the Pledgor to comply with its obligations under this Agreement, or any misrepresentation by the Pledgor in this Agreement, or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement.

                  (d) If and to the extent that the obligations of the Pledgor under this SECTION 21 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.


         Section 22. OBLIGATIONS SECURED BY PLEDGED COLLATERAL. Any amounts paid by any Indemnitee as to which such indemnitee has the right to reimbursement, and any amounts paid by the Collateral Agent in preservation of any of its rights or interest in the Pledged Collateral, together with interest on such amounts from the date paid until reimbursement in full at a rate per annum equal at all times to the Default Rate, shall constitute Obligations secured by the Pledged Collateral.


         Section 23. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Where provisions of any Law or regulation resulting in such prohibition or unenforceability may be waived, they are hereby waived by the parties hereto to the full extent permitted by Law so that this Agreement shall be deemed a valid, binding agreement in accordance with its terms.


         Section 24. COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts, when taken together, shall constitute but one and the same instrument. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.


         Section 25. REINSTATEMENT. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Collateral Agent or any Senior Party hereunder or pursuant hereto is rescinded or must otherwise be restored or returned by the Collateral Agent or such Senior Party, as the case may be, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or the Partnership or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Pledgor or the Partnership or any substantial part of their respective assets, or upon the entry of an order by a bankruptcy court avoiding the payment of such amount, or otherwise, all as though such payments had not been made.

         Section 26. WAIVER OF SUBROGATION; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

                  (a) UNTIL THE PAYMENT IN FULL OF THE OBLIGATIONS, THE PLEDGOR IRREVOCABLY WAIVES ALL RIGHTS OF SUBROGATION (WHETHER CONTRACTUAL, UNDER SECTION 509 OF TITLE 11 OF THE UNITED STATES CODE, 11 U.S.C. ss. 101, ET SEQ. (THE "BANKRUPTCY CODE"), UNDER COMMON LAW, OR OTHERWISE) TO THE CLAIMS OF THE COLLATERAL AGENT AGAINST THE PLEDGOR WHICH ARISE IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PLEDGOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE PLEDGOR AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND THE PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                  (c) THE PLEDGOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PLEDGOR AT ITS ADDRESS SPECIFIED BY SECTION 18, SUCH SERVICE TO BECOME EFFECTIVE FOUR (4) DAYS AFTER SUCH MAILING.

                  (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PLEDGOR IN ANY OTHER JURISDICTION.


         Section 27. GOVERNING LAW; TERMS. THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR THE REMEDIES HEREUNDER, ARE GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. UNLESS OTHERWISE DEFINED HEREIN OR IN THE COMMON AGREEMENT, TERMS DEFINED IN ARTICLE 8 OR ARTICLE 9 OF THE NEW YORK UNIFORM COMMERCIAL CODE ARE USED HEREIN AS THEREIN DEFINED.

         Section 28. RECOURSE LIMITED TO PLEDGED COLLATERAL. Notwithstanding anything herein to the contrary, including without limitation SECTION 21, the Collateral Agent acknowledges and agrees on behalf of itself and each Senior Party, that neither the Pledgor, nor any past or present shareholder, officer, employee, servant, controlling Person, executive, director, agent, or authorized representative or Affiliate (other than the Partnership) of the Pledgor, shall be personally liable for any deficiency in the payment or satisfaction of the Obligations of the Pledgor and that the sole recourse of the Collateral Agent and each Senior Party for payment and performance of the obligations of the Pledgor hereunder shall be to the Pledged Collateral.


         Section 29. AUTHORITY OF COLLATERAL AGENT. The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Senior Parties, be governed by the Collateral Agency Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Senior Parties with full and valid authority so to act or refrain from acting, and the Pledgor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.


         Section 30. CONFLICTS WITH THE COLLATERAL AGENCY AGREEMENT. Notwithstanding any provision contained herein to the contrary, in the event of any conflict between the terms of this Agreement and the Collateral Agency Agreement, the terms of the Collateral Agency Agreement shall control.

         IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.


                                     TENASKA GEORGIA I, L.P., by
                                          Tenaska Georgia, Inc.
                                               Managing General Partner

                                     By: /s/ Michael F. Lawler
                                         ---------------------------------
                                         Name:  Michael F. Lawler
                                         Title: Vice President of Finance &
                                         Treasurer






                                     THE CHASE MANHATTAN BANK,
                                          as Collateral Agent



                                     By: /s/ Annette M. Marsula
                                         ---------------------------------
                                         Name:  Annette M. Marsula
                                         Title: Assistant Vice President

                                                                       EXHIBIT A

                                 CERTIFICATE(S)

Certificate of Tenaska Georgia I, L.P., a Delaware limited partnership, dated November 10, 1999 and issued in connection with the opinion of special counsel to the Partnership with respect to the issue of substantive consolidation in connection with a bankruptcy of Tenaska Energy, Inc.